As filed with the Securities and Exchange Commission on June 7, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________

KIT digital, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3447894 (I.R.S. Employer Identification Number)
26 West 17th Street - 2nd Floor New York, New York 10011 Tel.: +1 (646) 5534845 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________

Barak Bar-Cohen

Chief Executive Officer

KIT digital, Inc.

26 West 17th Street - 2nd Floor

New York, New York 10011

Tel.: +1 (646) 553-4845

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________

Copies to:

Paul Berkowitz, Esq.

Spencer G. Feldman, Esq.

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue - 15th Floor

New York, New York 10166

Tel.: (212) 801-9200

Fax: (212) 801-6400

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

___________

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	9,800,000 shares	$2.91	(2)	$28,518,000	$3,268.16
Common Stock issuable upon exercise of warrants	5,250,000 shares	$5.00		$26,250,000	$3,008.25
Total					$6,276.41

(1)	This registration statement also relates to an indeterminate number of shares of the Registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on June 5, 2012, in accordance with Rule 457(c) under the Securities Act.

___________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 7, 2012

PROSPECTUS

KIT digital, Inc.

15,050,000 Shares of Common Stock

___________

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus, and any of their respective pledgees, donees, transferees or other successors in interest, of up to 15,050,000 shares of common stock of KIT digital, Inc. The number of shares the selling stockholders may sell includes shares of common stock that are currently outstanding, plus shares of common stock that they may receive if they exercise their warrants or that may potentially be issuable to them in connection with the dilutive adjustment described more fully under “Description of the Transaction” in this prospectus. We are filing the registration statement (of which this prospectus is a part) at this time to fulfill contractual obligations to do so, which we undertook at the time of the original issuance of the shares and warrants described in this prospectus. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders, but we may receive the exercise price of the warrants if they are exercised.

We have agreed to pay all legal, accounting, registration and related fees and expenses in connection with the registration of these shares and to indemnify the selling stockholders against all losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, in connection with any misrepresentation made by us in this prospectus. The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of their shares.

The selling stockholders identified in this prospectus, or their respective pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “KITD.” On June 6, 2012, the closing price of the common stock on Nasdaq was $3.11 per share. We urge you to obtain current market quotations for our common stock.

___________

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 1.

___________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________

The date of this prospectus is __________, 2012

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

Unless the context otherwise requires, references in this prospectus to “KIT digital,” “we,” “us” and “our” refer to KIT digital, Inc. and its subsidiaries.

KIT digital, Inc.

KIT digital provides video technology solutions that power the transformation of traditional broadcast infrastructure to IP-based software systems. Our solutions are based on two primary video product platforms:

•	KIT Cosmos is a broadcast-grade, customizable platform for the most advanced IPTV video deployments. It is designed for tier one multi-channel service providers and broadcasters seeking to build over-the-top video and "TV Everywhere" solutions. KIT Cosmos can be quickly and easily integrated with existing broadcast infrastructure, lowering deployment costs and customers' time to market. Customers include Mediaset, Sky Germany and Sky Italia.

•	KIT Cloud is a mid-tier, cloud-based (multitenant) platform for video publishing and monetization designed for enterprise and media & entertainment organizations seeking an intuitive, turnkey system to manage their videos. KIT Cloud customers can easily upload and transcode their videos for delivery to the web and mobile devices. Social syndication tools that increase viewer traffic and engagement are also available. Customers include Airbus, Delta, Elle, FedEx, L'Equipe, NBC Universal and Volkswagen.

Both KIT Cloud and KIT Cosmos are supported by the KIT Platform Operations Manager, our proprietary operational support system that ensures broadcast-grade quality of service while reducing the cost, risk and complexity of deploying advanced IP video solutions. The reach of the solutions is extended by the KIT Connected Device Framework, a comprehensive software development kit that enables non-technical customers to distribute their videos to connected TVs, set top boxes, game consoles, tablets and mobile handsets.

We have nearly 2,500 customers across three primary verticals: network operators, such as cable, telephone and wireless companies that act as traditional infrastructure-based distributors of content; media companies that are the sources of both owned and aggregated content; and non-media enterprises that own and distribute content for their own commercial purposes, including corporate communications, human resources, training, and security and surveillance. We serve these segments by providing software licenses, managed services where we operate their run-time environments, professional services, and broadcast systems integration solutions.

Geographically, our businesses operate across three core regions: (i) Europe, the Middle East and Africa (EMEA), (ii) the Americas and (iii) Asia-Pacific. We maintain 12 principal offices around the world, with regional headquarters in London, New York and Singapore.

We were incorporated under the laws of the State of Delaware in August 1998. Our principal executive offices are located at 26 West 17th Street, 2nd Floor New York, New York 10011 and our telephone number is +1 (646) 553-4845. We maintain a corporate website at www.kitd.com. Other information regarding our company can be found on our corporate website under “Investor Relations.” Neither the contents of our website nor downloadable files found there constitute part of this prospectus.

The Offering

Common stock offered by selling stockholders	15,050,000 shares

Common stock outstanding (as of June 7, 2012)	54,941,040 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering, but we will receive the exercise price of the warrants if the warrants are exercised. See “Use of Proceeds.”

Nasdaq Global Select Market symbol	KITD

RISK FACTORS

Investing in our common stock involves significant risks and uncertainties. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, and revised or supplemented by our Quarterly Report on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is on file with the SEC and is incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Before making an investment decision, you should carefully consider these risks and uncertainties, as well as others we incorporate by reference in this prospectus and any prospectus supplement, or we include below:

Future sales of our common stock issued and issuable in connection with our May 2012 private placement, as described under "Description of the Transaction" below, may depress the market price of our common stock and make it difficult to raise additional equity capital.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market. On May 18, 2012, pursuant to a Securities Purchase Agreement dated as of May 15, 2012, we issued 7,000,000 shares of common stock  and warrants to purchase 5,250,000 shares of common stock.  We also agreed to issue certain additional shares of our common stock, or pay cash, if and to the extent the trading price of our common stock is below certain levels on specified dates.  The terms of the Securities Purchase Agreement and the warrants, including the dilution adjustment provision in the Securities Purchase Agreement and full-ratchet provision in the warrant, may make it difficult for us to raise additional equity capital consistent with prevailing market terms, if at all, while these provisions are effective. We may seek additional capital through one or more additional equity transactions within the next 12 months; however, such transactions will be subject to market conditions and there can be no assurance any such transaction will be completed.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except as required by U.S. federal securities laws.

2

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. The exercise price of the outstanding warrants is $5.00 per share, subject to adjustment under specified circumstances. If all of the warrants are exercised for cash (assuming no price adjustment), we will receive proceeds of $26,250,000, which we will use for general corporate purposes. If at any time after the warrants are exercisable there is no effective registration statement on file with the SEC registering, or no current prospectus available for, the resale of the shares of our common stock issuable upon exercise of the warrants, the warrants may be exercised by means of a “cashless exercise” and we will not receive any proceeds at such time.

The selling stockholders will pay all underwriting discounts, selling commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares, if any. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF THE TRANSACTION

On May 18, 2012, we sold 7,000,000 shares of our common stock and warrants to purchase 5,250,000 shares of common stock, raising $29,190,000 in gross proceeds, in a private placement to four institutional accredited investors, pursuant to the terms of a Securities Purchase Agreement dated as of May 15, 2012. After deducting placement agent’s fees and other offering expenses, the net proceeds from the private placement were approximately $27,200,000.

Pursuant to the terms of the Securities Purchase Agreement, we will be required to issue additional shares of common stock at a specified time to the investors in the event that the price per share of common stock purchased in the private placement ($4.17) exceeds 90% of the average of the ten days lowest volume weighted prices of the common stock during the 20 trading day period starting immediately following the earlier of (i) 20 trading days following the date on which the investors’ securities have been registered for resale with the U.S. Securities and Exchange Commission or (ii) the date on which investors’ securities are able to be sold without restriction under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); provided that, subject to the terms and conditions of the Securities Purchase Agreement, we may be required to issue further additional shares of common stock at one or more additional specified times if the additional shares of common stock are not freely tradable for certain specified minimum periods (the “Dilution Adjustment”). In no event will the number of shares of common stock issuable pursuant to this provision be in excess of Nasdaq's 19.99% share cap, representing a maximum possible issuance of approximately 9,588,200 shares of our common stock, or 2,588,200 additional shares over the initial 7,000,000 shares issued at closing. For each share of common stock that would have been issuable but for the Nasdaq share cap, we agreed to pay the investors the cash value of each such additional share not permitted to be issued. During the period from May 15, 2012 through the last adjustment date under the Securities Purchase Agreement, the investors have agreed that neither they nor their affiliates will maintain a net short position in our stock, or engage in any short sales in or with respect to any period during which the number of additional shares is being determined.

3

The warrants are exercisable at an exercise price of $5.00 per share commencing on November 18, 2012 (six months after the closing date) and expiring five years after the date on which they become exercisable. The exercise price of the warrants (but not the number of underlying shares) is subject to adjustment under certain circumstances, including “full-ratchet” anti-dilution protection upon the issuance of any common stock, securities convertible into common stock, or certain other issuances at a price below the then-existing exercise price, with certain exceptions and subject to a “floor” price of $4.17 per share (the closing price of our stock on May 15, 2012). The warrants contain limitations that prevent the holder of any warrants from acquiring shares upon exercise of a warrant that would result in the number of shares beneficially owned by it and its affiliates exceeding 4.99% of the total number of shares of our common stock then issued and outstanding (which limit may be raised to 9.99% upon the request of the holder upon no less than 61 days prior notice to us). In addition, upon certain changes in control, the holder of a warrant can elect to receive, subject to certain limitations and assumptions, cash equal to the Black-Scholes value of the outstanding warrants.

In connection with the offering, we also entered into a Registration Rights Agreement with the investors. Pursuant to the terms of the Registration Rights Agreement, we granted to the investors certain registration rights related to the shares of common stock issued and issuable in the private placement, including the shares issuable upon exercise of the warrants. We have filed this registration statement for the resale of the shares of common stock issued and issuable pursuant to the Securities Purchase Agreement (including the shares of common stock issuable upon exercise of the warrants) in accordance with the terms of the Registration Rights Agreement and have agreed to use our reasonable best efforts to cause this registration statement to be declared effective within 90 days following the May 18, 2012 closing date (or 120 days following the closing date if the SEC determines to review the registration statement). We may incur liquidated damages if we do not meet our registration obligations under the Registration Rights Agreement. We also agreed to other customary obligations regarding registration, including indemnification and maintenance of the registration statement.

The foregoing summary of the Securities Purchase Agreement, Warrant and Registration Rights Agreement is qualified in its entirety by reference to the full text of those documents or the forms thereof that are included as exhibits to our current report on Form 8-K filed with the SEC on May 16, 2012.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of up to 15,050,000 shares of our common stock by the selling stockholders. The number of shares the selling stockholders may sell includes 7,000,000 shares of common stock that are currently outstanding, plus 5,250,000 shares of common stock that they may receive if they exercise their warrants (subject to the ownership limitation described below) and 2,800,000 additional shares of common stock that may potentially be issuable in connection with the Dilution Adjustment, as more fully described under “Description of the Transaction” above. The number of additional shares is calculated as 40% of the number of shares of common stock purchased in the transaction, which is an approximation of the initial required registration amount under the terms of the Registration Rights Agreement.

We are prohibited from effecting the exercise of the warrants to the extent that, as a result of the exercise, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is increased by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon such exercise.  The ownership limitation, however, does not prevent a stockholder from selling some of its holdings and then receiving additional shares.  In this way, a stockholder could sell more than the ownership limitation while never holding more than this limit. The number of shares included in the “Common Stock Offered Pursuant to this Prospectus” column does not reflect the ownership limitation.

The following table, based upon information currently known by us, sets forth as of June 7, 2012: (i) the number of shares held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. Beneficial ownership includes shares of common stock plus any securities held by the holder exercisable for or convertible into shares of common stock within 60 days after June 7, 2012, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below.

None of the selling stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as described in “Description of the Transaction” above. The persons named in the table below have sole or shared voting and investment power with respect to the number of shares indicated as beneficially owned by them.

4

The percentage of beneficial ownership in the table below is based on 54,941,040 shares of our common stock outstanding. None of the selling stockholders is a broker-dealer regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), nor is it affiliated with such a broker-dealer, except as noted below. The selling stockholders acquired their respective shares in the ordinary course of such selling stockholder’s business and, at the time of the acquisition of the shares to be resold pursuant to this prospectus, the selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute them.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus	Common Stock Beneficially Owned Upon Completion of this Offering (1)	Percentage of Common Stock Owned Upon Completion of this Offering
Hudson Bay Master Fund Ltd. (2) 777 Third Avenue, 30th Floor New York, NY 10017	3,644,172 (3)	7,604,916 (4)	107,002	*

Capital Ventures International (5) c/o Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111	1,712,830 (6)	3,682,584 (7)	0	--

Hartz Capital Investments, LLC (8) c/o Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020	1,199,041 (9)	2,577,938 (10)	0	--

Empery Asset Master, Ltd. (11) c/o Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020	550,959 (12)	1,184,562 (13)	0	--

Total		15,050,000

________________

*	Less than 1% of outstanding shares of common stock.

(1)	We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)	Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over the shares listed in the table above. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Sander Gerber disclaims beneficial ownership over these securities.

(3)	Represents the shares of common stock purchased in our May 2012 private placement and other shares of common stock purchased in the open market. Does not include (i) 2,652,878 shares of our common stock issuable upon exercise of the warrants purchased in our May 2012 private placement, which are not currently beneficially owned since such warrants are not exercisable prior to November 18, 2012, but within 60 days of such date, will be beneficially owned subject to the ownership limitation described above, or (ii) 1,414,868 additional shares of common stock that may potentially be issuable in connection with the Dilution Adjustment, as described under “Description of the Transaction” above.

5

(4)	Represents (i) 3,537,170 shares of common stock purchased in our May 2012 private placement, (ii) 2,652,878 shares of common stock issuable upon exercise of the warrants purchased in our May 2012 private placement and (iii) 1,414,868 shares of common stock that may potentially be issuable in connection with the Dilution Adjustment.

(5)	Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more registered broker-dealers.

(6)	Represents only the shares of the common stock purchased in our May 2012 private placement. Does not include (i) 1,284,622 shares of our common stock issuable upon exercise of the warrants purchased in our May 2012 private placement, which are not currently beneficially owned since such warrants are not exercisable prior to November 18, 2012, but within 60 days of such date, will be beneficially owned subject to the ownership limitation described above, or (ii) 685,132 additional shares of common stock that may potentially be issuable in connection with the Dilution Adjustment.

(7)	Represents (i) 1,712,830 shares of common stock purchased in our May 2012 private placement, (ii) 1,284,622 shares of common stock issuable upon exercise of the warrants purchased in our May 2012 private placement and (iii) 685,132 shares of common stock that may potentially be issuable in connection with the Dilution Adjustment.

(8)	Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC c/o Empery Asset Management LP ("HCI"), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as managing partners of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(9)	Represents only the shares of common stock purchased in our May 2012 private placement. Does not include (i) 899,281 shares of our common stock issuable upon exercise of the warrants purchased in our May 2012 private placement, which are not currently beneficially owned since such warrants are not exercisable prior to November 18, 2012, but within 60 days of such date, will be beneficially owned subject to the ownership limitation described above, or (ii) 479,616 additional shares of common stock that may potentially be issuable in connection with the Dilution Adjustment.

(10)	Represents (i) 1,199,041 shares of common stock purchased in our May 2012 private placement, (ii) 899,281 shares of common stock issuable upon exercise of the warrants purchased in our May 2012 private placement and (iii) 479,616 shares of common stock that may potentially be issuable in connection with the Dilution Adjustment.

(11)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd ("EAM"), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as managing partners of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(12)	Represents only the shares of common stock purchased in our May 2012 private placement. Does not include (i) 413,219 shares of our common stock issuable upon exercise of the warrants purchased in our May 2012 private placement, which are not currently beneficially owned since such warrants are not exercisable prior to November 18, 2012, but within 60 days of such date, will be beneficially owned subject to the ownership limitation described above, or (ii) 220,384 additional shares of common stock that may potentially be issuable in connection with the Dilution Adjustment.

(13)	Represents (i) 550,959 shares of common stock purchased in our May 2012 private placement, (ii) 413,219 shares of common stock issuable upon exercise of the warrants purchased in our May 2012 private placement and (iii) 220,384 shares of common stock that may potentially be issuable in connection with the Dilution Adjustment.

6

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued and issuable pursuant to the Securities Purchase Agreement and upon exercise of the warrants to permit the resale of these shares of common stock by the holders thereof and holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

7

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $40,000 in total, including, without limitation, the SEC registration fee and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Greenberg Traurig, LLP has opined as to the legality of the shares of common stock being offered by this registration statement.

8

EXPERTS

The audited consolidated financial statements, and management’s assessment of the effectiveness of internal control over financial reporting, of KIT digital, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

The financial statements of ioko365 Limited as of September 30, 2010 and 2009 and each of the two years then ended included in our current report on Form 8-K/A dated May 24, 2011, have been audited by Garbutt & Elliott LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov. The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.kit-digital.com. The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2011, as amended;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

(3)	Our Current Reports on Form 8-K filed on January 6, 2012, March 23, 2012, March 29, 2012, April 17, 2012, May 10, 2012, May 16, 2012, May 21, 2012, June 1, 2012 and June 7, 2012, and on Form 8-K/A filed on March 16, 2012 and April 18, 2012;

9

(4)	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 11, 2009, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

KIT digital, Inc.

26 West 17th Street - 2nd Floor

New York, New York 10011

Attn: Investor Relations

Tel.: +1 (646) 553-4845

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by KIT digital (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$6,276.41
Legal fees and expenses	20,000.00
Accounting fees and expenses	10,000.00
Miscellaneous expenses	3,723.59

Total expenses	$40,000.00

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our certificate of incorporation and by-laws provide that we will indemnify, to the fullest extent permitted by the DGCL, each director or officer of our company, whom we refer to as an “Indemnitee.” Such indemnification includes payment by us, in advance of the final disposition of a civil or criminal action, suit, or proceeding, of expenses incurred by a director or officer in defending such action, suit, or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such payment if it is ultimately determined that he or she is not entitled to be indemnified by us.

Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of our company, or serves or served any other enterprise or organization at the request of our company, we shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

II-1

If unsuccessful in defense of a suit brought by or in the right of our company, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to our company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by our company in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by our company. We may also advance expenses incurred by other employees and agents of our company upon such terms and conditions, if any, that our board of directors of the registrant deems appropriate.

Reference is made to “Undertakings” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this Registration Statement on Form S-3.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

II-2

(2)     That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 7, 2012.

KIT DIGITAL, INC.
By:	/s/Barak Bar-Cohen
Barak Bar-Cohen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Barak Bar-Cohen	Chief Executive Officer and Director	June 7, 2012
Barak Bar-Cohen	(principal executive officer)

/s/Robin Smyth	Principal Financial and Accounting Officer	June 7, 2012
Robin Smyth

/s/Daniel W. Hart	Director	June 7, 2012
Daniel W. Hart

/s/Lars Kroijer	Director	June 7, 2012
Lars Kroijer

/s/Joseph E. Mullin III	Director	June 7, 2012
Joseph E. Mullin III

/s/Wayne Walker	Director	June 7, 2012
Wayne Walker

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of December 2, 2003 by and among Virilitec Industries, Inc., ROO Media Corporation, VRLT Acquisition Corp., and Jacob Roth and Bella Roth.(1)

2.2	Stock Purchase Agreement dated as of March 11, 2004 by and among the Company and the shareholders of Reality Group Pty Ltd.(2)

2.3	Asset Purchase Agreement dated as of May 26, 2004 by and among the Company, Undercover Holdings Pty Ltd. and Undercover Media Pty Ltd.(3)

2.4	Stock Purchase Agreement dated as of September 10, 2004 by and among the Company and Avenue Group, Inc. in connection with the purchase of common stock of Bickhams Media, Inc.(4)

2.5	Stock Purchase Agreement dated as of November 1, 2004 by and between Bickhams Media, Inc., ROO Group, Inc., and Daniel and Vardit Aharonoff.(5)

2.6	Amendment No. 1 dated October 28, 2005 to Stock Purchase Agreement among ROO Group, Inc. and the shareholders of Reality Group Pty Ltd.(6)

2.7	Share Purchase Agreement dated October 28, 2005 by and among ROO Broadcasting Limited and the Sellers thereto.(6)

2.8	Share Purchase Agreement for the Acquisition of all Issued Shares of Visual Connection, a.s., dated October 5, 2008, between KIT digital, Inc. and KIT digital FZ-LLC (on the one hand), and Tomas Petru and Jakub Vanek (on the other hand).(7)

2.9	Agreement and Plan of Merger, dated September 30, 2009, between KIT digital, Inc., KIT Acquisition Corporation, The FeedRoom, Inc. and certain stockholders of The FeedRoom, Inc.(17)

2.10	Share Purchase Agreement, dated October 5, 2009, between International Management Group GmbH and KIT digital, Inc. for the acquisition of Nunet AG.(18)

2.11	Stock Purchase Agreement, dated as of May 14, 2010, by and among KIT digital, Inc., KIT digital, FZ-LLC, Benchmark Video Technologies Pte Ltd, and Benchmark Broadcast Systems (S) Pte Ltd.(19)

2.12	Agreement and Plan of Merger, dated as of January 28, 2011, by and among KIT digital, Inc., DealApps Corporation, KickApps Corporation and, for certain purposes, Steven J. Benson as stockholder representative.(21)

2.13	Securities Purchase Agreement, dated as of April 11, 2011, by and among KIT digital, Inc., ioko365 Limited, the stockholders of ioko365 Limited and Allan Dunn, as stockholder representative.(22)

2.14	Sale and Purchase Agreement, dated March 15, 2011, between TXT e-solutions S.p.A., Polymedia S.r.l. and KIT digital, Inc. (23)

3.1	Certificate of Incorporation of Virilitec Industries, Inc.(8)

3.2	Certificate of Amendment of Certificate of Incorporation of Virilitec Industries, Inc. filed with the State of Delaware on October 31, 2003.(9)

3.3	Certificate of Amendment to the Amended Certificate of Incorporation of Virilitec Industries, Inc. filed with the State of Delaware on February 18, 2004.(9)

3.4	Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005.(10)

3.5	Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on March 9, 2005.(10)

3.6	Amendment to the Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Delaware on September 30, 2005.(11)

3.7	Certificate of Amendment to Amended Certificate of Incorporation, effective as of October 3, 2005.(11)

3.8	Certificate of Amendment to the Certificate of Incorporation filed with the Delaware Secretary of State on May 19, 2008.(12)

3.9	Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware effective March 9, 2009.(16)

3.10	Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 30, 2010.(20)

3.11	By-laws.(8)

3.12	Amendment to By-laws, effective May 30, 2009.(13)

3.13	Amendment to By-laws, adopted May 8, 2012.(24)

4.1	Specimen Common Stock Certificate.(25)

4.2	Registration Rights Agreement, dated as of May 15, 2012, by and among KIT digital, Inc. and the Buyers named therein.(26)

4.3	Form of Warrant issued to the Buyers.(26)

*5.1	Opinion of Greenberg Traurig, LLP, counsel to the Registrant, as to the legality of the shares of common stock.

*23.1	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1).

*23.2	Consent of Grant Thornton LLP, independent registered public accounting firm.

*23.3	Consent of Garbutt & Elliott, LLP, independent auditors.

24.1	Power of Attorney (set forth on signature page of the registration statement).

_____________

* Filed herewith.

Unless otherwise indicated, exhibits were previously filed.

(1)	Incorporated by reference to Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 18, 2003.

(2)	Incorporated by reference to Form 8-K, filed with the SEC on May 17, 2004.

(3)	Incorporated by reference to Form 8-K, filed with the SEC on June 16, 2004.

(4)	Incorporated by reference to Form 8-K, filed with the SEC on September 22, 2004.

(5)	Incorporated by reference to Form 8-K/A, filed with the SEC on November 5, 2004.

(6)	Incorporated by reference to Form 8-K/A, filed with the SEC on November 2, 2005.

(7)	Incorporated by reference to Form 8-K, filed with the SEC on October 9, 2008.

(8)	Incorporated by reference to Form 10-SB (File No. 000-25659), filed with the SEC on March 29, 1999.

(9)	Incorporated by reference to Form SB-2 (File No. 333,120605), filed with the SEC on November 18, 2004.

(10)	Incorporated by reference to Form 8-K, filed with the SEC on March 14, 2005.

(11)	Incorporated by reference to Form 8-K, filed with the SEC on October 4, 2005.

(12)	Incorporated by reference to Form 8-K, filed with the SEC on June 2, 2008.

(13)	Incorporated by reference to Form 8-K, filed with the SEC on June 1, 2009.

(14)	Incorporated by reference to Form 10-QSB, filed with the SEC on August 16, 2004.

(15)	Incorporated by reference to Form 10-K for the year ended December 31, 2008, filed with the SEC on April 15, 2009.

(16)	Incorporated by reference to Form 8-K, filed with the SEC on March 16, 2009.

(17)	Incorporated by reference to Form 8-K, filed with the SEC on October 6, 2009.

(18)	Incorporated by reference to Form 8-K, filed with the SEC on October 9, 2006.

(19)	Incorporated by reference to Form 8-K, filed with the SEC on May 20, 2010.

(20)	Incorporated by reference to Form 8-K, filed with the SEC on October 6, 2010.

(21)	Incorporated by reference to Form 8-K, filed with the SEC on January 31, 2011.

(22)	Incorporated by reference to Form 8-K, filed with the SEC on May 9, 2011, as amended on Form 8-K/A filed with the SEC on May 24, 2011.

(23)	Incorporated by reference to Form 8-K, filed with the SEC on May 23, 2011.

(24)	Incorporated by reference to Form 8-K, filed with the SEC on May 10, 2012.

(25)	Incorporated by reference to Form 8-A, filed with the SEC on August 10, 2009.

(26)	Incorporated by reference to Form 8-K, filed with the SEC on May 16, 2012.